Exhibit 2.1

                                                                  Execution Copy

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                            STOCK PURCHASE AGREEMENT



                                  by and among



                       MACE SECURITY INTERNATIONAL, INC.,

                                  as Purchaser,


                           LINKSTAR INTERACTIVE, INC.

                                 as the Company


                                       and


             MAURRY MENDELOVICH, COLIN McINTYRE, MICHAEL KATZ, SHAWN
                MENDELOVICH, CHRISTINE McINTYRE AND EMILY PENDER

                               As the Shareholders


                            Dated as of July 12, 2007




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
                                                                                            Execution Copy

                                Table of Contents
                                -----------------

                                                                                                      Page


ARTICLE I SALE AND PURCHASE OF OUTSTANDING STOCK.........................................................1

      Section 1.1       Sale and Purchase of Outstanding Stock...........................................1
      Section 1.2       Purchase Price...................................................................1
      Section 1.3       Payment Terms....................................................................2
      Section 1.4       Cash; Indebtedness; and Working Capital..........................................2
      Section 1.5       Excluded Assets..................................................................4
      Section 1.6       Stock Options, Warrants and Capital Contribution.................................4

ARTICLE II CLOSING AND TERMINATION.......................................................................5

      Section 2.1       Closing; Closing Date............................................................5
      Section 2.2       Closing Deliveries...............................................................5
      Section 2.3       Termination of the Agreement.....................................................6
      Section 2.4       Procedure Upon Termination.......................................................7
      Section 2.5       Effect of Termination............................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND COMPANY RELATING TO THE COMPANY...........8

      Section 3.1       Corporate Organization; Subsidiaries.............................................8
      Section 3.2       Capitalization...................................................................9
      Section 3.3       No Violation.....................................................................9
      Section 3.4       Consents and Approvals...........................................................9
      Section 3.5       Financial Statements; Books and Records..........................................9
      Section 3.6       Absence of Undisclosed Liabilities..............................................10
      Section 3.7       Absence of Certain Changes or Events............................................10
      Section 3.8       Legal Proceedings...............................................................12
      Section 3.9       Taxes and Tax Returns...........................................................12
      Section 3.10      Employee Plans..................................................................13
      Section 3.11      Labor and Employment Matters....................................................14
      Section 3.12      Certain Contracts...............................................................15
      Section 3.13      Properties and Assets...........................................................16
      Section 3.14      Accounts Receivable.............................................................16
      Section 3.15      Permits; Compliance with Applicable Laws........................................16
      Section 3.16      Intellectual Property...........................................................17
      Section 3.17      Related Party Arrangements......................................................17
      Section 3.18      Bank Accounts...................................................................18
      Section 3.19      Insurance.......................................................................18
      Section 3.20      Environmental Matters...........................................................18
      Section 3.21      Substantial Suppliers/Vendors...................................................18
      Section 3.22      Previous Sales; Warranties......................................................18
      Section 3.23      Broker's Fees...................................................................18
      Section 3.24      Updating Disclosure Schedules...................................................19
      Section 3.25      No Material Untrue Statements or Omissions......................................19

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

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS RELATING TO SHAREHOLDERS......................19

      Section 4.1       Authority and Validity..........................................................19
      Section 4.2       No Violation....................................................................19
      Section 4.3       Consents and Approvals..........................................................20
      Section 4.4       Transfer of the Company Stock...................................................20
      Section 4.5       Investment Intention............................................................20
      Section 4.6       Brokers.........................................................................20

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................20

      Section 5.1       Corporate Organization..........................................................20
      Section 5.2       Authority and Validity..........................................................21
      Section 5.3       No Violation....................................................................21
      Section 5.4       Consents and Approvals..........................................................21
      Section 5.5       Investment Intention............................................................21
      Section 5.6       Financial Capability............................................................22
      Section 5.7       Filings of the Purchaser........................................................22
      Section 5.8       Litigation......................................................................23

ARTICLE VI ADDITIONAL AGREEMENTS........................................................................23

      Section 6.1       Further Assurances..............................................................23
      Section 6.2       Confidentiality.................................................................23
      Section 6.3       Publicity.......................................................................23
      Section 6.4       Employee Matters................................................................24
      Section 6.5       Preservation of Records; Post-Closing Cooperation...............................24
      Section 6.6       Tax Matters.....................................................................24
      Section 6.7       Employment Agreements...........................................................25
      Section 6.8       Registration Rights Agreement...................................................25
      Section 6.9       Affirmative Covenants...........................................................25
      Section 6.10      Negative Covenants Concerning the Company.......................................26
      Section 6.11      Negative Covenants Concerning Shareholders......................................27
      Section 6.12      Access to Information...........................................................27
      Section 6.13      No Solicitation.................................................................27
      Section 6.14      Bank Accounts...................................................................28
      Section 6.15      Indemnification of Officers and Directors; Directors' and Officers'
                        Insurance.......................................................................28
      Section 6.16      Purchaser Board Approval........................................................28

ARTICLE VII CONDITIONS PRECEDENT........................................................................29

      Section 7.1       Conditions to Each Party's Obligation...........................................29
      Section 7.2       Conditions to Obligation of Purchaser...........................................29
      Section 7.3       Conditions to Obligation of the Shareholders....................................30

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
ARTICLE VIII INDEMNIFICATION; CERTAIN REMEDIES..........................................................30

      Section 8.1       Survival........................................................................30
      Section 8.2       Indemnification by Shareholders.................................................31
      Section 8.3       Indemnification by Purchaser and the Company....................................31
      Section 8.4       Indemnification Procedures......................................................32
      Section 8.5       Limitations on Indemnification for Breaches of Representations and
                        Warranties......................................................................33
      Section 8.6       Calculation of Losses...........................................................34
      Section 8.7       Tax Treatment of Indemnity Payments.............................................34
      Section 8.8       Subrogation.....................................................................34
      Section 8.9       Exclusive Remedy................................................................35
      Section 8.10      Release.........................................................................35
      Section 8.11      No Circular Recovery............................................................35

ARTICLE IX GENERAL PROVISIONS...........................................................................36

      Section 9.1       Expenses........................................................................36
      Section 9.2       Notices.........................................................................36
      Section 9.3       Interpretation..................................................................37
      Section 9.4       Counterparts....................................................................38
      Section 9.5       Entire Agreement; Construction..................................................38
      Section 9.6       Amendment; Shareholder Majority.................................................38
      Section 9.7       Extension; Waiver...............................................................38
      Section 9.8       Governing Law...................................................................39
      Section 9.9       Consent to Jurisdiction.........................................................39
      Section 9.10      Severability....................................................................39
      Section 9.11      Assignment......................................................................39
      Section 9.12      No Third Party Beneficiaries....................................................39
      Section 9.13      Additional Definitions..........................................................40
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                                   Annex List
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
Annex A                    Company Stock and Pro Rata Ownership
Annex B                    Form of Promissory Note
Annex C                    Form of Registration Rights Agreement (parties to finalize before Closing)
Annex D                    Form of Employment Agreements
                                            Maurry Mendelovich
                                            Colin McIntyre
                                            Michael Katz

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                                                                  Execution Copy


                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 12, 2007, by and among MACE SECURITY INTERNATIONAL, INC., a Delaware corporation ("Purchaser"), LINKSTAR INTERACTIVE, INC., a Delaware corporation (the "Company") and MAURRY MENDELOVICH, COLIN McINTYRE, MICHAEL KATZ, SHAWN MENDELOVICH, CHRISTINE McINTYRE AND EMILY PENDER (the "Shareholders"). Capitalized terms used herein and not otherwise defined have the meanings set forth in Section 9.13 hereof.



                              W I T N E S S E T H:

                  WHEREAS, after giving effect to the Redemption (as defined below) which shall occur prior to the Closing, Shareholders collectively will own one hundred percent (100%) of the outstanding capital stock issued by the Company;

                  WHEREAS, Purchaser desires to acquire one hundred percent (100%) of the outstanding capital stock issued by the Company; and

                  WHEREAS, Shareholders desire to sell and Purchaser desires to purchase one hundred percent (100%) of the outstanding capital stock issued by the Company at the price and upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:



                                    ARTICLE I
                     SALE AND PURCHASE OF OUTSTANDING STOCK

         Section 1.1       Sale and Purchase of Outstanding Stock.

                  On the terms and subject to the conditions contained herein, on the Closing Date, each Shareholder agrees to sell to Purchaser, and Purchaser agrees to purchase from each Shareholder the common stock of the Company listed on Annex A attached (the "Company Stock"), which common stock in the aggregate will constitute at the Closing one hundred percent (100%) of all of the Company's issued and outstanding capital stock, for the aggregate purchase price specified in Section 1.2 and Section 1.3 (the "Purchase").

         Section 1.2       Purchase Price.

                  The aggregate purchase price for the Company Stock being sold hereunder shall be an amount equal to Ten Million Three Hundred Fifty Thousand Dollars ($10,338,000) (the "Purchase Price"), payable as set forth in Section
1.3 below and subject to adjustment pursuant to Section 1.4(e) below.

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         Section 1.3       Payment Terms.

                  On the terms and subject to the conditions set forth herein, in consideration of the Company Stock being sold hereunder, on the Closing Date, Purchaser shall pay each Shareholder such Shareholder's pro rata share of the Purchase Price in the percentage set forth on Annex A (the "Pro Rata Percentage"). The payment to each Shareholder at the Closing will be the Pro Rata Percentage of the following:

                  (a) To each Shareholder, the Shareholder's Pro Rata Percentage of Six Million Eight Hundred Fifty Thousand Dollars ($6,838,000), in cash (the "Cash Consideration"), by wire transfer of immediately available United States funds to such account as such Shareholder may designate to Purchaser at least five (5) Business Days before the Closing Date;

                  (b) To each Shareholder, a promissory note in the original principal amount equal to the Shareholder's Pro Rata Percentage of five hundred thousand dollars ($500,000), which promissory note will be issued by Purchaser bearing 5% interest per annum and due and payable, principal plus interest, on January 3, 2008, in the form attached hereto as Annex B (the "Promissory Notes");

                  (c) To each Shareholder, shares of the Purchaser's common stock (the "MSI Common Stock") equal to the Shareholder's Pro Rata Percentage of $3,000,000 in amount, with each share of the MSI Common Stock being valued at the closing sales price of shares of Purchaser's common stock as reported by the Nasdaq Global Market on the trading day which is the fifth trading day prior to the Closing Date. Each Shareholder shall have registration rights for the MSI Common Stock each receives as set forth in a separate Registration Rights Agreement in form and substance to be agreed to by the parties as a condition to Closing (the "Registration Rights Agreement") to be entered into by each Shareholder and the Purchaser on the Closing Date. The MSI Common Stock shall not be registered under the Securities Act of 1933 or any state securities laws. The stock certificates to be delivered evidencing the MSI Common Stock will have a restrictive legend stating the shares have not been registered under the Securities Act of 1933. The Registration Rights Agreement each Shareholder is to execute at Closing will have a provision providing that the Shareholder will not sell the MSI Common Stock received at Closing for a period of one year from the Closing Date and will agree to sell no more than one-half of the MSI Common Stock such Shareholder received at the Closing during the period starting one year from the Closing Date and ending two years from the Closing Date.

         Section 1.4       Cash; Indebtedness; and Working Capital.

                  (a) On or prior to the Closing Date, prior to the calculation of Working Capital under the provisions of Section 1.4(c) below, Shareholders may cause the Company to distribute to the Shareholders and/or its employees any and all cash of the Company and its Subsidiaries; provided that any distribution shall be calculated in good faith to result in the Company having the Minimum Working Capital after the distribution and payments described under Section 1.4(b) are made. Purchaser shall be given written notice of any distribution prior to or promptly after it being made.

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                  (b) On or prior to the Closing Date, prior to the calculation of Working Capital to be made under Section 1.4(c) below, Shareholders shall, or shall cause the Company to: (i) repay any outstanding indebtedness for borrowed money (including accrued and unpaid interest thereon) of the Company and its Subsidiaries, except for the outstanding indebtedness for borrowed money set forth in Section 1.4(b) of the Company Disclosure Schedules; and (ii) pay or book any and all expenses relating to entering into and consummating this Agreement, including without limitation, all travel expenses, legal expenses and accounting fees.

                  (c) The Cash Consideration has been agreed upon based on the Company having as of the Closing Date the Minimum Working Capital. On the Closing Date, the Working Capital as of the Closing Date will be estimated by the Purchaser and the Company using a balance sheet prepared by the Company and reviewed by the Purchaser ("Estimated Working Capital"). The Shareholders shall cause the Company to use commercially reasonable efforts to have an Estimated Working Capital of no less than the Minimum Working Capital. In the event that the Estimated Working Capital is less than the Minimum Working Capital by more than $100,000, the Cash Consideration payable at the Closing will be reduced on a dollar-for-dollar basis to the extent less than the Minimum Working Capital. As soon as practicable after the Closing Date, but in no event later than the 60th day after the Closing Date, a Shareholder Majority shall prepare or cause to be prepared and shall deliver to Purchaser a worksheet (the "Final Working Capital Worksheet") calculating the actual Working Capital of the Company as of the Closing Date (the "Final Working Capital"), as determined on a consolidated basis in accordance with GAAP by the Company consistent with the basis on which it prepared its May 31, 2007 balance sheet, provided that any items of income and expense that are reported on an aggregated monthly basis shall be pro rated for the month of July through the Closing Date. The Shareholder Majority shall provide to Purchaser all supporting work papers and other supporting information used to prepare the Final Working Capital Worksheet as may be reasonably requested by Purchaser.

                  (d) The Final Working Capital Worksheet and the Final Working Capital shall be deemed conclusive and binding on the parties for purposes of this Section 1.4 unless Purchaser notifies the Shareholders in writing within thirty (30) days after receipt of the Final Working Capital Worksheet of Purchaser's disagreement therewith, which notice shall state with reasonable specificity the reasons for any disagreement and identify the items and amounts in dispute (the "Objections"). Thereafter, Purchaser and a Shareholder Majority shall endeavor in good faith, for a period not to exceed 30 days from the date of delivery of such notice, to resolve the Objections. If at the end of the 30-day period there are any unresolved Objections, at the request of either party, Purchaser and a Shareholder Majority shall promptly engage, on standard terms and conditions for a matter of such nature, the Pittsburgh, Pennsylvania office of Alpern Rosenthal (or another mutually acceptable recognized independent accounting firm of regional standing who does not have a pre-existing relationship with Purchaser, Shareholders or the Company) to determine the Final Working Capital. The engagement agreement with the independent accountants shall require the independent accountants to make their determination with respect to the Objections and amount of the Final Working Capital within forty-five (45) days following their engagement. Purchaser and the Shareholders shall each pay one-half of the fees and expenses of such independent accountants. The resolution by the independent accountants of any dispute shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning the calculation of the Final Working Capital; provided, however, the limitations set forth in this Section shall not impair or affect the rights of any of the parties to seek equitable relief, including specific performance or injunctive relief with respect hereto, or affect the rights of any of the parties to redress any Losses arising out of fraud by any other party in connection herewith.

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                  (e) The Purchase Price shall be adjusted on a
dollar-for-dollar basis upwards or downwards to the extent that the Final Working Capital is greater or less than the Minimum Working Capital, as the case may be. If the Final Working Capital as established pursuant to the preceding
Section varies from the Minimum Working Capital, the following shall occur, as applicable, (i) Purchaser shall pay each Shareholder, in cash, an amount, if any, equal to the Pro Rata Percentage by which the Final Working Capital exceeds the Minimum Working Capital; or (ii) each Shareholder shall pay Purchaser the amount, if any, equal to the Pro Rata Percentage by which the Final Working Capital was less then the Minimum Working Capital. The payment, if any is owed by the Shareholders, shall be paid to Purchaser by Purchaser receiving a credit from each Shareholder against the Promissory Note held by such Shareholder in the Pro Rata Percentage of the aggregate amount owed with the balance, if any, being paid in cash. Neither party shall be liable for indemnification under
Article VIII with respect to the Working Capital to the extent that such party has benefited from an adjustment to the Purchase Price under this Section 1.4.

         Section 1.5       Excluded Assets

                  The parties to this Agreement acknowledge that the Shareholders have some personal possession at the Company's offices. The assets listed in Section 1.5 of the Company Disclosure Schedules (the "Excluded Assets"), are personal assets of the Shareholders as identified in Section 1.5 and are not owned by the Company.

         Section 1.6       Stock Options, Warrants and Capital Contribution.

                  Prior to the Closing, the Company shall cause each stock option granted by the Company or its Subsidiaries, including the options under the Company's Stock Incentive Plan of 2007, as amended (the "Option Plan"), and each warrant to purchase the Company's or the Subsidiaries' common stock, that is outstanding immediately prior to the Closing, whether vested or unvested, to be canceled (the "Option Cancellation"), and the Company shall pay each holder of any such option or warrant as soon as practicable on or after the Closing Date for each such option an amount in cash in the respective amounts set forth on Schedule 1.7 attached hereto pursuant to the terms and conditions of a cancellation agreement entered into between the Company and each such option holder or warrant holder. The Company will also pay a cash bonus to certain employees as also set forth on Schedule 1.7. The Shareholders agree that the total payments set forth on Schedule 1.7 shall not exceed $162,000. On the Closing Date, promptly after the Closing, Purchaser shall make a cash capital contribution to the Company in an amount equal to the aggregate amount of such cash payments for the Option Cancellation and the cash bonus (collectively, the "Option Cash Out Contribution").

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                                   ARTICLE II
                             CLOSING AND TERMINATION

         Section 2.1       Closing; Closing Date.

                  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place via physical or remote closing at 10:00 a.m., New York time, at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania, on July 20, 2007, provided, only that all conditions precedent specified under Article III hereof have been satisfied or waived by such date (except for those conditions which by their terms are to be satisfied at Closing but subject to the satisfaction or waiver of such conditions at Closing), or on such other date, place and time as the parties may agree in writing (the "Closing Date").

         Section 2.2       Closing Deliveries.

                  (a) At Closing, the Shareholders shall each deliver or cause to be delivered to Purchaser:

                                    (i) Certificates for the Company Stock
                  collectively representing one hundred percent (100%) of the Company Stock, together with stock certificate transfer powers duly endorsed to the Purchaser;

                                    (ii) an officer's certificate of the Company
                  signed by the Chief Executive Officer, dated as of the Closing Date, relating to the satisfaction of the Closing conditions set for in Section 7.2(a) and Section 7.2(b);

                                    (iii) a secretary's certificate, dated as of
                  the Closing Date, duly executed by the Secretary of the Company and its Subsidiaries identifying the incumbent officers of the Company and their signatures;

                                    (iv) copies of the Organizational Documents
                  of the Company and the Subsidiaries certified by the appropriate Governmental Entity (as to Organizational Documents filed therewith) as of a date within forty-five (45) days of the Closing Date;

                                    (v) a good standing certificate for the
                  Company and its Subsidiaries for their jurisdictions of organization, dated as of a date within forty-five (45) days of the Closing Date;

                                    (vi) written resignations of all officers
                  and directors of the Company and its Subsidiaries;

                                    (vii) the Transaction Documents, duly
                  executed by the Shareholders;

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                                    (viii) an officer's certificate (the
                  "Estimated Working Capital Certificate"), dated as of the Closing Date, duly executed by an authorized officer of Company, setting forth the amount of the Estimated Working Capital pursuant to Section 1.4(c); and

                                    (ix) such other documents or instruments in
                  form and substance reasonably acceptable to Shareholders and Purchaser as are required by this Agreement to consummate the transactions contemplated hereby.

                  (b) At Closing, Purchaser, shall deliver or cause to be delivered to Shareholders:

                                    (i) evidence reasonably satisfactory to
                  Shareholders of payment of the Cash Consideration;

                                    (ii) delivery of the Promissory Notes to
                  each of the Shareholders, duly executed by an officer of the Purchaser;

                                    (iii) delivery of certificates for the MSI
                  Common Stock to each of the Shareholders, duly executed by an officer of the Purchaser and properly issued;

                                    (iv) an officer's certificate, dated as of
                  the Closing Date, duly executed by an authorized officer of Purchaser, relating to the satisfaction of the Closing conditions set forth in Section 7.3(a) and Section 7.3(b);

                                    (v) a secretary's certificate, dated as of
                  the Closing Date, duly executed by the Secretary of Purchaser, relating to: (A) the incumbent officers of Purchaser; and (B) resolutions of the board of directors or similar governing body of Purchaser approving the transactions contemplated by this Agreement;

                                    (vi) the Transaction Documents, duly
                  executed by a duly authorized officer of Purchaser; and

                                    (vii) such other documents or instruments in
                  form and substance reasonably acceptable to Shareholders and Purchaser as are required by this Agreement to consummate the transactions contemplated hereby.

         Section 2.3       Termination of the Agreement.

                  This Agreement may be terminated prior to Closing, as follows:

                  (a) At the written election of either Shareholders holding at least 50% of the Company Stock (a "Shareholder Majority") or Purchaser after August 15, 2007 (the "Termination Date"), if the Closing shall not have occurred by the close of business on such date, provided, however, that the terminating party is not in breach in any material respect of any of its obligations hereunder;

                  (b) by mutual written consent of a Shareholder Majority and Purchaser;

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                  (c) by Purchaser, if there has been a material breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Shareholders or the Company which, if not cured, would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 7.2 impossible and such breach has not been cured within ten
(10) days following Purchaser's written notice of such breach; provided, however, that the right to terminate this Agreement under this Section 2.3(c) shall not be available to Purchaser, if Purchaser is in material breach of this Agreement; or

                  (d) by a Shareholder Majority, if there has been a material breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Purchaser which, if not cured, would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 7.3 impossible and such breach has not been cured within ten
(10) days following Shareholders' written notice of such breach; provided, however, that the right to terminate this Agreement under this Section 2.3(d) shall not be available to the Shareholders, if the Shareholders or the Company is in material breach of this Agreement.

                  (e) By Purchaser, by written notice delivered to the Shareholders by fax and email on or before midnight on July 18, 2007, if Purchaser after reviewing the Company Disclosure Schedules is not satisfied with any item disclosed thereon.

                  (f) By a Shareholder Majority or Purchaser, by written notice delivered to Purchaser or the Shareholders, as applicable, by fax and email on or before midnight on July 18, 2007, if Purchaser's board of directors has not approved this Agreement, the Purchase and the other Transaction Documents by such time.

         Section 2.4       Procedure Upon Termination.

                  In the event of termination and abandonment by Shareholders or Purchaser, or both, pursuant to Section 2.3 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Company Stock hereunder shall be abandoned, without further action by Purchaser or Shareholders.

         Section 2.5       Effect of Termination.

                  (a) In the event that this Agreement is validly terminated in accordance with Section 2.3 and Section 2.4, then, subject to the provisions of this Section 2.5, each of the Shareholders, Company and Purchaser shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without liability to Purchaser, Shareholders or the Company; provided, however, that no such termination shall relieve any party hereto from liability for any breach of this Agreement as provided in Section 2.5(b) below; provided, further, that the obligations of the parties set forth in this Section 2.5 and in Article IX hereof shall survive any such termination and shall be enforceable hereunder.

                  (b) Except as otherwise provided herein, nothing in this
Section 2.5 shall relieve the Shareholders, the Company or Purchaser of any liability for a breach of any of their respective covenants or agreements or breach of their respective representations and warranties contained in this Agreement prior to the date of termination. The damages recoverable by a non-breaching party shall include all attorneys' fees reasonably incurred by such party in connection with the transactions contemplated hereby.

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                  (c) In the event this Agreement is terminated by Purchaser under Section 2.3(c) or by Shareholders under Section 2.3(d), Shareholders and Purchaser, as applicable, shall be entitled to exercise all remedies they have at law or equity, including specific performance of this Agreement, existing due to the material breach of the other party of the representations, warranties, agreements or covenants set forth in this Agreement.



                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND COMPANY
                             RELATING TO THE COMPANY

                  Subject to the exceptions disclosed in the disclosure schedule to be delivered by Shareholders and the Company to Purchaser on or before July 16, 2007, as the same may be updated prior to the Closing pursuant to Section
3.24 (the "Company Disclosure Schedules"), the Shareholders and the Company hereby jointly and severally represent and warrant to Purchaser as of the Closing Date, as follows:

         Section 3.1       Corporate Organization; Subsidiaries.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as it is currently contemplated to be conducted. The Company is qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary, except for where such failures to be so qualified would not have a Material Adverse Effect. The copies of the certificate of incorporation and bylaws of the Company (collectively, the "Organizational Documents"), which are attached hereto at
Section 3.1(a) of the Company Disclosure Schedules, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

                  (b) Section 3.1(b) of the Company Disclosure Schedules sets forth the name of each of the Subsidiaries of the Company, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized and the Company's ownership interest therein. Each Subsidiary is a duly organized and validly existing corporation validly existing or in good standing under the Laws of the jurisdiction of its organization and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification, except for where such failures to be so qualified would not have a Material Adverse Effect. The copies of the articles of incorporation and bylaws of each of the Subsidiaries of the Company (collectively, the "Subsidiary Organizational Documents") which are attached hereto at Section 3.1(b) of the Company Disclosure Schedules, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

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                                                                  Execution Copy

         Section 3.2       Capitalization.

                  Shareholders are the only owners of the outstanding capital stock of the Company and, as the only owners of the outstanding capital stock issued by the Company, hold of record and beneficially all of the outstanding common stock issued by the Company free and clear of any Liens. After giving effect to the Option Cancellation, there are not outstanding any preferred stock or other securities of the Company or its Subsidiaries or any options, warrants, rights or agreements, orally or in writing, relating to the issuance, sale or transfer of any equity securities or other securities of the Company or its Subsidiaries.

         Section 3.3       No Violation.

                  All corporate action on the part of the Company and Shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby have been taken by the Company and the Shareholders or will be taken by them prior to the Closing. Except as set forth on Section 3.3 of the Company Disclosure Schedules, the execution, delivery and performance by Shareholders of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (a) the Organizational Documents of the Company or any organizational documents of any of its Subsidiaries; (b) any applicable Law or applicable order, judgment or decree issued by any Governmental Entity which names the Company or any of its Subsidiaries or any of their respective assets (each, an "Order") of any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each, a "Governmental Entity"), (c) any contract, lease, loan agreement, mortgage, security agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company's or its Subsidiaries' properties or assets is subject, or (d) any of the approvals, authorizations, consents, licenses, permits or certificates (the "Permits") granted by a Governmental Entity to the Company or its Subsidiaries.

         Section 3.4       Consents and Approvals.

                  Except as disclosed on Section 3.4 of the Company Disclosure Schedules, no consent, waiver, authorization, approval, Order or Permit of or from, or registration, declaration or filing with, or notice to any Governmental Entity or any other Person, is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 3.5       Financial Statements; Books and Records.

                  The Company has made available to Purchaser copies of certain internally prepared financial information attached as Section 3.5 of the Company Disclosure Schedules (collectively, the "Financial Statements"). Except as set forth on Section 3.5 of the Company Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, all in accordance with GAAP, subject to normal recurring period-end adjustments and the absence of notes, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete in all material respects).

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                  For the purposes hereof, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at May 31, 2007 included in the Financial Statements is referred to as the "Balance Sheet," and May 31, 2007 is referred to as the "Balance Sheet Date."

         Section 3.6       Absence of Undisclosed Liabilities.
                  Except as set forth on Schedule 3.6 of the Company Disclosure Schedules, and except as otherwise contemplated in this Agreement, neither the Company nor any of its Subsidiaries has material Liabilities that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet in accordance with GAAP and were not so reflected, reserved against or described, other than (i) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date that would not have a Material Adverse Effect, and (ii) Liabilities incurred in connection with the transactions contemplated hereby.

         Section 3.7       Absence of Certain Changes or Events.

         Except as set forth on Section 3.7 of the Company Disclosure Schedules, since the Balance Sheet Date (i) the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that has had or would be reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date:

                  (a) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (c) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

                  (d) none of the Company and its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible other than Permitted Liens;

                  (e) none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

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                  (f) none of the Company and its Subsidiaries has made any
         capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (g) none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

                  (h) none of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) none of the Company and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (j) none of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

                  (k) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

                  (l) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) none of the Company and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property (excepting ordinary wear and tear);

                  (n) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business), except for the cash distribution contemplated under Section 1.4(b) and the Option Cancellation and cash bonus contemplated under Section 1.6;

                  (o) none of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (p) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

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                  (q) none of the Company and its Subsidiaries has adopted,
         amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan), except for the Option Cancellation and cash bonus contemplated under Section 1.6;

                  (r) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (s) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (t) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries; and

                  (u) none of the Company and its Subsidiaries has committed to any of the foregoing.

         Section 3.8       Legal Proceedings.

                  Except as set forth on Section 3.8 of the Company Disclosure Schedules, there are no legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature (each, a "Legal Proceeding") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Entity, which, if adversely determined, would have a Material Adverse Effect. The Company and its Subsidiaries are not subject to any Order of any Governmental Entity except as set forth on Section 3.8 of the Company Disclosure Schedules and that such Orders collectively will not have a Material Adverse Effect.

         Section 3.9       Taxes and Tax Returns.

                  Except, in each case, as disclosed on the corresponding subsection of Section 3.9 of the Company Disclosure Schedules:

                  (a) The Company and each of its Subsidiaries has timely paid (or there have been paid on its behalf) or has established adequate reserves (exclusive of any accruals or reserves for deferred Taxes or similar items that reflect timing differences between tax and financial accounting principles) in its Financial Statements and Final Working Capital Worksheet for the payment of all Taxes (without regard to whether or not such Taxes are or were disputed) that have accrued but are not yet due as of the Closing Date, whether or not shown on any Tax Return that has become due. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.

                  (b) Neither Company nor any of its Subsidiaries has received any written notice that any action, suit, proceeding, or audit is pending against or with respect to them regarding Taxes.

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                  (c) All Tax Returns that are required to have been filed by or with respect to the Company and each of its Subsidiaries have been filed on a timely basis (taking into account all extensions of time to file that have been granted). All such Tax Returns were accurate and complete and were prepared in compliance with all applicable Laws. Neither Company nor any of its Subsidiaries has given, nor is subject to, any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. The Company has withheld and paid (to the extent they have become due) all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

                  (d) Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax allocation or sharing agreement.

                  (e) No Shareholder or director or officer of the Company (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. The Company has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since their incorporation.

                  (f) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         Section 3.10      Employee Plans.

                  (a) Section 3.10(a) of the Company Disclosure Schedules sets forth a complete list of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other plan, arrangement or agreement providing benefits that is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and covers any current or former employee of the Company (collectively, the "Company Plans"). For purposes of this Section 3.10, "ERISA Affiliate" of any entity means any other entity (whether or not incorporated) that, together with such entity, would be treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA. Each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, is referred to as a "Company ERISA Plan."

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                                                                  Execution Copy

                  (b) The Company and its ERISA Affiliates have performed their required obligations under all Company Plans. The Company has no liability to the Internal Revenue Service, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any Company Plan. The Company has not at any time (i) had a Company Plan subject to Title IV of ERISA, (ii) had a Company Plan subject to the minimum funding requirements of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, (iii) contributed to or been obligated to contribute to any Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan") or (iv) incurred any Withdrawal Liability that has not been satisfied in full. "Withdrawal Liability" means liability to a Multiple Employer Plan or a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiple Employer Plan or Multiemployer Plan. "Multiemployer Plan" means any "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

                  (c) (i) Each of the Company Plans has been operated and administered in material compliance with applicable Laws, (ii) all contributions or other amounts payable by the Company with respect to each Company Plan and all other liabilities of the Company with respect to each Company Plan, as to current or prior plan years, have been paid or have been properly accrued on the Financial Statements and the Final Working Capital Worksheet, (iii) the Company has not engaged in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code in connection with which the Company could be subject to either any excise tax or civil penalty assessed pursuant to ERISA or the Code, and (iv) to the Knowledge of the Company, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

                  (d) Except as set forth on Section 3.10(d) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the Purchase and the other transactions contemplated by this Agreement will not (i) require the Company to make a larger contribution to, or pay greater benefits under, any of the Company Plans than it otherwise would have been required to make or pay as of the date of this Agreement, or (ii) create, give rise to or accelerate the payment of any bonus, severance or other payments or additional vested rights or service credits under any Company Plan.

         Section 3.11      Labor and Employment Matters.

                  (a) Except as set forth on Section 3.11(a) of the Company Disclosures Schedule, neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement.

                  (b) Except as set forth on Section 3.11(b) of the Company Disclosure Schedules, there are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company threatened, by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

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         Section 3.12      Certain Contracts.

                  (a) Except as set forth on Section 3.12(a) of the Company Disclosure Schedules, none of the Company or its Subsidiaries is a party to or bound by any written:

                           (i) agreement, contract or commitment with any present or former employee or consultant for the employment of any such Person for an annual salary of $50,000 or more or having a severance payment or benefit;

                           (ii) agreement, contract, commitment or arrangement with any labor union or other representative of employees (including any collective bargaining agreement);

                           (iii) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case payment by the Company or any of its Subsidiaries in excess of $50,000 per year;

                           (iv) third party commission, representative, distributorship or sales agency agreement, contract or commitment involving in any one case payment by the Company or any of its Subsidiaries in excess of $50,000 per year;

                           (v) note, debenture, bond, trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person, in each case exceeding $50,000 in value;

                           (vi) agreement, contract or commitment relating to the disposition or acquisition by the Company or any of its Subsidiaries of any assets not in the Ordinary Course of Business and exceeding $50,000 in value;

                           (vii) contracts which involve the expenditure of more than $50,000 in the aggregate or require performance by any party more than one year from the date hereof that, in either case, are not terminable by the Company or any of its Subsidiaries without penalty on notice of thirty days or less; or

                           (viii) agreement, contract, commitment or arrangement, other than those described in clauses (i) through (vii) of this Section 3.12(a), material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted and without giving effect to the transactions contemplated by this Agreement.

                  Each agreement, contract, commitment and understanding set forth in Section 3.12(a) of the Company Disclosure Schedules is referred to herein as a "Company Contract."

                  (b) Each Company Contract is valid and binding and in full force and effect as to the obligations of the Company or any of its Subsidiaries thereunder, and, to the Knowledge of the Company, is valid and binding and in full force and effect as to the obligations of the third parties thereto. Except as set forth on Section 3.12(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or its Subsidiaries under any Company Contract.

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         Section 3.13      Properties and Assets.

                  (a) The Company does not own a fee or other ownership interest (other than leasehold interests) in any real property.

                  (b) Section 3.12(b) of the Company Disclosure Schedules sets forth each real property lease or sublease to which the Company, any of its Subsidiaries is a party (the "Real Property Leases"). Neither the Company nor any of its Subsidiaries has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any of the Real Property Leases.

                  (c) Section 3.13(c) of the Company Disclosure Schedules sets forth all leases of personal property by the Company and any of its Subsidiaries ("Personal Property Leases") involving annual payments by the Company or its Subsidiaries in excess of one $50,000 per annum. Neither the Company nor any of its Subsidiaries has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries under any of the Personal Property Leases.

                  (d) The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  (e) The physical inventory of the Company and its Subsidiaries consists of finished goods, all of which is merchantable and fit for the purpose for which the goods were procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Balance Sheet and inventory to which warranty claims may be asserted against the manufacturer.

         Section 3.14      Accounts Receivable.

                  All accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables and, to the Knowledge of the Company, are not subject to any setoffs or counterclaims, are current and collectible, subject only to the reserve for bad debts set forth on the face of the Balance Sheet.

         Section 3.15      Permits; Compliance with Applicable Laws.

                  (a) The Company and its Subsidiaries own, possess or have the right to use in the operation of its business all Permits that are necessary for the Company to conduct their respective businesses as currently conducted. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party.

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                  (b) Except as set forth on Section 3.15(b) of the Company
Disclosure Schedules, the Company and its Subsidiaries have at all times conducted their respective businesses in compliance with all applicable Laws. Except as set forth on Section 3.15(b) of the Company Disclosure Schedules, neither Company nor any of its Subsidiaries has received written notice of any violation of any such applicable Law nor is in default with respect to any Order, applicable to the Company or its Subsidiaries.

         Section 3.16      Intellectual Property.

                  (a) Except as set forth on Section 3.17 of the Company Disclosure Schedules, the Company and its Subsidiaries own or have licenses to use all material Intellectual Property used by them in the Ordinary Course of Business. Each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and its Subsidiaries has taken all reasonable necessary action to maintain and protect each item of Intellectual Property that it owns or uses consistent with industry practices.

                  (b) Section 3.16 of the Company Disclosure Schedules contains a complete list of the Company's registered patents, trademarks, copyrights and domain names and its pending patent, trademark and copyright applications, if any.

                  (c) To the Knowledge of the Company, none of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Except as set forth on Section 3.17 of the Company Disclosure Schedules, (i) the Intellectual Property used by the Company and its Subsidiaries is not the subject of any challenge received by the Company or any of its Subsidiaries in writing and (ii) neither the Company nor any Subsidiary has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Intellectual Property license to which the Company or any of its Subsidiaries is a party or by which it is bound.

         Section 3.17      Related Party Arrangements.

                  Except as disclosed on Section 3.17 of the Company Disclosure Schedules, there are no material contracts or arrangements currently in effect between the Company and its Subsidiaries, on the one hand, and any Shareholder, family member of a Shareholder, employee or Affiliate of a Shareholder ("Related Parties" ), on the other hand. No Affiliate, Shareholder, or other employee of the Company and its Subsidiaries personally owns, directly or indirectly, any material property or right (whether tangible or intangible) that is used by the Company. Other than obligations to pay compensation arising in the Ordinary Course of Business, there are no material debts or other obligations owed by the Company to any Related Parties.

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         Section 3.18      Bank Accounts.

                  Section 3.18 of the Company Disclosure Schedules sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature (the "Bank Accounts" ), the account numbers of all such Bank Accounts and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

         Section 3.19      Insurance.

                  The Company is insured against such risks, and subject to exclusions, conditions and deductible amounts, as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Set forth on Section 3.19 of the Company Disclosure Schedules is a complete and correct list as of the date hereof of all material insurance policies maintained by the Company for the benefit of the Company or its Subsidiaries (correct and complete copies of which the Company has made available to Purchaser). As of the date of this Agreement, all such insurance policies are (a) in full force and effect and (b) sufficient for compliance by the Company with all requirements of applicable Law and of all Material Contracts that require particular levels of insurance coverage.

         Section 3.20      Environmental Matters.

                  Except as set forth in Section 3.20 of the Company Disclosure Schedules, the Company at all times since its inception has been and presently is in compliance in all material respects with all environmental Laws. The Company has not utilized, treated, stored, processed, discharged, spilled or otherwise disposed of any hazardous material at any real property or any other facility owned or leased by the Company in violation of applicable environmental Law.

         Section 3.21      Substantial Suppliers/Vendors.

                  Section 3.21 of the Company Disclosure Schedules lists the nine (9) largest suppliers of the Company, on the basis of cost of goods or services purchased for the most recently-completed fiscal year (the "Material Suppliers"). The Company has received no written notice that any Material Supplier is threatened with any bankruptcy or insolvency proceeding.

         Section 3.22      Previous Sales; Warranties.

                  All goods sold or distributed by the Company's Subsidiary, Linkstar Corporation, prior to the Closing were of merchantable quality, and to the Knowledge of the Company, Linkstar Corporation has not breached any express or implied warranties given directly by Linkstar Corporation in connection with the sale or distribution of such goods.

         Section 3.23      Broker's Fees.

                  The Company and its Subsidiaries have not employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, finder's fees or advisor's fees in connection with any of the transactions contemplated by this Agreement.

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         Section 3.24      Updating Disclosure Schedules.

                  The Shareholders may update the Company Disclosure Schedules prior to the Closing to reflect (a) actions taken by the Shareholders or events occurring after the date of this Agreement, provided that such updates shall relate only to actions taken by the Shareholders or the Company that are permitted pursuant to this Agreement, or (b) to make any non-material corrections or changes.

         Section 3.25      No Material Untrue Statements or Omissions.

                  The representations and warranties contained in this Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.


                                   ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS RELATING TO SHAREHOLDERS

                  Each Shareholder hereby represents and warrants, severally and not jointly, to Purchaser on behalf of such Shareholder as of the Closing Date as follows:

         Section 4.1       Authority and Validity.
                  The Shareholder is over the age of twenty-one and has the mental capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No actions on the part of the Shareholder is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

         Section 4.2       No Violation.

                  The execution, delivery and performance by the Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby by the Shareholder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (a) any applicable Laws or applicable Orders, (b) any contract, lease, loan agreement, mortgage, security agreement or other agreement or instrument to which the Shareholder is a party or by which the Shareholder is bound or to which any of the Shareholder's properties or assets is subject, or (c) any of the Permits granted by a Governmental Entity to Company.

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         Section 4.3       Consents and Approvals.

                  No consents, waivers, authorizations, approvals, Orders or Permits of or from, or registration, declaration or filing with, or notice to any Governmental Entity, or any other Person are required by the Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.4       Transfer of the Company Stock.

                  The Shareholder is the only record and beneficial owner of the Company Stock being sold by the Shareholder hereunder. Upon payment for the Company Stock pursuant to the terms of this Agreement, the Shareholder will transfer to Purchaser good and valid title thereto, free and clear of all Liens.

         Section 4.5       Investment Intention.

                  The Shareholder is accepting the MSI Common Stock being issued to the Shareholder hereunder for the Shareholder's own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933 as amended (the "Securities Act") thereof. The Shareholder understands that the MSI Common Stock being sold hereunder has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         Section 4.6       Brokers.

                  The Shareholder has not employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, finder's fees or advisor's fees for which the Company would be liable in connection with any of the transactions contemplated by this Agreement.



                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to the Shareholders as of the Closing Date as follows:

         Section 5.1       Corporate Organization.

                  Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of State of Delaware. Purchaser has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary, except for where such failures to be so qualified would not, individually or in the aggregate, reasonably be expected to delay or impair Purchaser's abilities to consummate the transactions contemplated by this Agreement.

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         Section 5.2       Authority and Validity.

                  Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Purchaser, and no other proceedings on the part of Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Shareholders) constitutes a valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity. No vote of the holders of any class or series of any securities of Purchaser is required to approve and adopt this Agreement, to approve the Purchase or otherwise to consummate the transactions contemplated by this Agreement. All outstanding shares of Purchaser are, and all MSI Common Stock subject to issuance as specified in Article I above will be upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and free of preemptive or other similar rights; provided, that the MSI Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws and as contemplated in Section 1.3(c).

         Section 5.3       No Violation.

                  The execution, delivery and performance by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby by Purchaser will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (a) the certificate of incorporation or bylaws of Purchaser; (b) any applicable Laws or applicable Orders, (c) any contract, lease, loan agreement, mortgage, security agreement or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which any of Purchaser's properties or assets is subject, or (d) any of the Permits granted by a Governmental Entity to Purchaser.

         Section 5.4       Consents and Approvals.

                  No consent, waiver, authorization, approval, order, license, certificate or permit of or form, or registration, declaration or filing with, or notice to any Governmental Entity, or any other Person is required in connection with Purchaser's execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

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         Section 5.5       Investment Intention.

                  Purchaser is acquiring the Company Stock being sold hereunder for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act thereof. Purchaser understands that the Company Stock being sold hereunder have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         Section 5.6       Financial Capability.

                  At Closing Purchaser will have sufficient funds to be able to pay the full Cash Consideration and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement. Purchaser has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities.

         Section 5.7       Filings of the Purchaser.

                  (a) Except for its disclosure on Form 8-K relating to the sale of Purchaser's Arizona car wash business ("Delinquent Filing"), Purchaser has filed all forms, reports, registration statements and documents required to be filed by Purchaser with the Securities Exchange Commission ("SEC" ) since January 1, 2002. All such required forms, reports and documents (including those that Purchaser may file subsequent to the date hereof until the Closing) are referred to herein as the "Purchaser SEC Reports;" provided, that any Purchaser SEC Report shall be deemed to include all amendments to such report through the date hereof. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Purchaser SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act" ), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, except that Purchaser did not timely file the Delinquent Filing and its Reports on Form 10-K for the years ended December 31, 2005 and December 31, 2006 and its Reports on Form 10-Q for the quarters ended March 31, 2006 and March 31, 2007, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed documents with the SEC.

                  (b) Each of the consolidated financial statements of Purchaser (including, in each case, the notes thereto), included in the Purchaser SEC Reports (the "Purchaser Financial Statements" ), including each Purchaser SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (other than the provision of notes to the financial statements or in the case of unaudited interim financial statements as permitted by the SEC on Form 10-Q of the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Purchaser and its Subsidiaries at the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments), all in accordance with GAAP. There has been no change in Purchaser's accounting policies during the periods covered by the Purchaser Financial Statements except as described in the notes to the Purchaser Financial Statements. The Delinquent Filing shall be filed with the Securities Exchange Commission on or before August 15, 2007.

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         Section 5.8       Litigation.

                  Other than as set forth in Purchaser SEC Reports, there is no action, suit or proceeding of any nature pending or to Purchaser's knowledge threatened against Purchaser, its properties or any of its officers, director or employees, nor, to Purchaser's knowledge, is there any reasonable basis therefor the adverse result of which would have a material adverse effect upon Purchaser.



                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.1       Further Assurances.

                  (a) Subject to the terms of this Agreement, each of Purchaser and Shareholders shall use (and Shareholders shall cause the Company to use) its reasonable best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement at the earliest practicable date and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

         Section 6.2       Confidentiality.

                  Purchaser, Shareholders and the Company acknowledge that the information they provided to each other in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the non-disclosure and confidentiality letter agreement by and among the Company and the Purchaser dated June 6, 2007 (the "Non-Disclosure and Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Non-Disclosure and Confidentiality Agreement shall terminate.

         Section 6.3       Publicity.

                  Neither the Company or the Shareholders nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby or make any other public disclosure regarding the terms of this Agreement without obtaining the prior written approval of the other parties hereto, which approval in any such case shall not be unreasonably withheld or delayed; provided, however, that Purchaser shall not be required to obtain such approval if in its reasonable judgment disclosure is required by applicable Law or by the applicable rules of the Nasdaq Global Market on which Purchaser lists its common stock; further, provided, that Purchaser shall not issue any such press release or written public statement with first consulting with the Company and giving it a reasonable opportunity to review and comment on such press release or written statement prior to issuance or filing.

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         Section 6.4       Employee Matters.

                  Purchaser covenants and agrees to continue for a reasonable period of time following the Closing the employment of the non-executive employees of the Company and its Subsidiaries who remain employed immediately prior to Closing at the same salary or hourly wage rate and position in effect immediately prior to Closing.

         Section 6.5       Preservation of Records; Post-Closing Cooperation.

                  Each of Shareholders, Company and Purchaser agrees that each shall preserve and keep any records held or controlled by them relating to the businesses of the Company for a period of seven (7) years from the Closing Date and shall make such records and personnel available to the other parties hereto as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of the Company, Shareholders or Purchaser, or in order to enable Shareholders or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby.

         Section 6.6       Tax Matters.

                  (a) Purchaser and Shareholders shall each pay one half, when due, all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement. Purchaser shall prepare, at its own expense, all necessary Tax Returns and other documentation with respect to such Taxes, fees and charges, relating to the consummation of the transactions contemplated by this Agreement.

                  (b) Purchaser shall be responsible for the timely preparation and filing of all Tax Returns for the Company for all periods as to which Tax Returns are due (including the consolidated, unitary, and combined Tax Returns for the Company that include the operations of Company and its Subsidiaries for any period ending on or before the Closing Date) and will submit drafts of such Tax Returns for Shareholders' review and reasonable approval at least 15 days prior to the date they are to be filed (after giving effect to any valid extensions). The Company and Purchaser will make all payments required with respect to any such Tax Return; provided, however, Shareholders will reimburse the Company concurrently thereunder to the extent the reserve on the Final Working Capital Worksheet for the payment of Taxes is less then the Taxes owed by the Company and its Subsidiaries due to earnings for all periods prior to the Closing.

                  (c) Following the Closing, the Shareholders shall, as reasonably requested by Purchaser: (i) assist the Purchaser in preparing any Tax Returns relating to the Company and its Subsidiaries for any periods prior to the Closing; (ii) cooperate fully in preparing for any Tax audit, and any dispute with taxing authorities, and any judicial or administrative proceeding or assessment, and in the preparation or conduct of litigation or investigation of claims, and in connection with the preparation of financial statements or other documents to be filed with any taxing authority, in each case relating to Taxes for periods prior to the Closing with respect to the Company and its

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Subsidiaries (a "Pre-Closing Tax Proceeding" ); (iii) make available to the
Company and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes relating to the Company and its Subsidiaries for periods prior to the Closing; and (iv) furnish the other parties hereto with copies of all correspondence received from any taxing authority in connection with any Pre-Closing Tax Proceeding. Purchaser will immediately notify the Shareholders in writing of any actual, or to Purchaser's knowledge threatened, Pre-Closing Tax Proceeding which, if determined adversely, could result in a liability to the Shareholders under this Agreement or which could cause an adjustment in the Tax liability of the Shareholders. Purchaser and its Affiliates will have the right at their own expense to control the conduct of such Pre-Closing Tax Proceeding. Purchaser shall provide the Shareholders with a timely and reasonably detailed account of each phase of the Pre-Closing Tax Proceeding, and neither Purchaser nor its Affiliates may settle or compromise any asserted liability if such settlement or compromise would adversely affect the Tax liability of the Shareholders (under this Agreement or otherwise) with respect to any pre-Closing Tax period without the prior written consent of a Shareholder Majority, which shall not be unreasonably withheld. In any event, the Shareholders may participate, at their own expense, in any Pre-Closing Tax Proceeding.

                  (d) None of Purchaser or the Shareholders shall take, nor shall Purchaser cause or permit the Company or its Subsidiaries to take, any action or omit to take any action (other than actions specifically contemplated hereby) which could increase the liability of the other party in connection with any Taxes under this Agreement. Neither Purchaser nor any Affiliate thereof shall amend, refile or otherwise modify, or cause or permit the Company or its Subsidiaries to amend, refile or otherwise modify, any Tax election or Tax Return with respect to any pre-Closing Tax period without the prior written consent of a Shareholder Majority, which consent shall not be unreasonably withheld.

         Section 6.7       Employment Agreements.

                  At Closing, the Company on one part and each of Maurry Mendelovich, Colin McIntyre and Michael Katz shall enter into Employment Agreements in the form attached as Annex D (the "Employment Agreements").


         Section 6.8       Registration Rights Agreement.

                   At Closing, the Purchaser on one part and each of the Shareholders shall enter into the Registration Rights Agreement.


         Section 6.9       Affirmative Covenants.

                  From the date of this Agreement until the Closing Date or the earlier termination of this Agreement (the "Pre-Closing Period"), Shareholders shall cause the Company to conduct its business in the Ordinary Course of Business, except as required by Law or as otherwise expressly contemplated by this Agreement, and to use commercially reasonable efforts to preserve substantially intact its business and all of its material assets and properties, keep available the services of its current officers and significant employees, and maintain in all material respects its current relations and goodwill with vendors, customer base and other Persons having material business relationships with the Company.

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         Section 6.10      Negative Covenants Concerning the Company.

                  During the Pre-Closing Period, without the prior written consent of Purchaser (not to be unreasonably withheld or delayed), except (i) as required by Law or as otherwise expressly contemplated by this Agreement or any of the other Transaction Documents or (ii) as set forth on Section 6.10(a) of the Company Disclosure Schedule, the Shareholders agree to cause the Company to not:

                  (a) enter into, amend or terminate any Material Contract, except in the Ordinary Course of Business;

                  (b) make any material capital expenditure or enter into any material commitment therefor not set forth on Section 6.10(b) of the Company Disclosure Schedule;

                  (c) change its authorized or issued common stock or other equity interests; issue or grant any debt security, warrant, option, right to purchase or similar right regarding its securities; purchase, redeem, retire or otherwise acquire any of its common stock or other equity interests, other than the Redemption and the Option Cancellation; make any distribution or payment in respect of its common stock or other equity interests, except as allowed under
Section 1.4(a) and Section 1.6; split, combine or reclassify its common stock or other equity interests;

                  (d) amend any of its or its Subsidiaries Organizational Documents;

                  (e) pay any bonuses, except as allowed under Section 1.4(a) and Section 1.6, or increase any salaries or other compensation, to any of its directors, officers or other employees, except for bonuses to be awarded and increases in salaries or other compensation to be made in the Ordinary Course of Business;

                  (f) enter into or amend any employment, severance or similar Contract with any director, officer, consultant, agent or employee of the Company, or enter into any collective bargaining agreement;

                  (g) make any loan or advance to any Person, other than the extension of trade credit in the Ordinary Course of Business and advances to officers and other employees in the Ordinary Course of Business for travel and similar business expenses;

                  (h) enter into any transaction that would be required to be disclosed on Section 3.18 of the Company Disclosure Schedule;

                  (i) adopt, increase, accelerate or modify the schedule of payments or benefits under any Company Benefit Plan for or with any of the directors, officers, consultants, agents or employees of the Company, except in the Ordinary Course of Business;

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                  (j) terminate without cause the employment of any officer of the Company;

                  (k) incur any indebtedness or redeem or prepay in advance of maturity any indebtedness, other than the indebtedness contemplated in Section 1.4(a) and trade payables incurred in the Ordinary Course of Business, or guarantee of the obligations of another Person;

                  (l) outside the Ordinary Course of Business, sell, encumber or otherwise transfer any tangible or intangible assets having a fair market value in excess of $25,000 individually or $50,000 in the aggregate;

                  (m) acquire or agree to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any of the capital stock, other equity interests or assets of, or by any other manner, any other Person;

                  (n) except to the extent required by applicable Law, permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (B) permit any change in the fiscal year of the Company; or

                  (o) commence any proceeding against any other Person involving more than $25,000, or settle or compromise any such proceeding.

         Section 6.11      Negative Covenants Concerning Shareholders.

                  During the Pre-Closing Period, Shareholders agrees to not transfer the Company Stock or subject the Company Stock to any Lien.

         Section 6.12      Access to Information.

                  Except as required pursuant to any confidentiality agreement or similar agreement or arrangement between the Company and a third Person or pursuant to applicable Law, during the Pre-Closing Period Shareholders will, and will cause the Company to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with reasonable access, upon reasonable prior notice and during normal business hours, to the officers, employees, agents and accountants of the Company and their assets and properties and books and records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Company Benefit Plans, documents evidencing the Intellectual Property and other books and records) concerning the business and operations of the Company as Purchaser or any of its Representatives reasonably may request in connection with such investigation.

         Section 6.13      No Solicitation.

                  From the date hereof through the earlier to occur of Closing or termination of this Agreement, Shareholders shall, and shall cause the Company and each of their respective Affiliates, directors, officers, partners, members, managers, trustees, employees, agents and advisors (collectively, the "Shareholders Representatives" ) to deal exclusively with Purchaser and its designated Affiliates and representatives regarding any and all acquisitions of, and investments in, the Company, whether by way of merger, consolidation or other business combination with any other Person, purchase or exchange of capital stock or other equity interests, purchase of assets or otherwise (an "Alternative Transaction") and, without the prior consent of Purchaser, Shareholders shall not, and shall cause the Company and the Shareholder Representatives not to:

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                  (a) solicit, initiate or otherwise engage in any negotiations, discussions or other communications with any other Person relating to any Alternative Transaction;

                  (b) provide information or documentation to any other Person with respect to the Company or any of its businesses or assets in respect of any Alternative Transaction; or

                  (c) enter into any contract or understanding with any other Person in respect of any Alternative Transaction.

         Section 6.14      Bank Accounts.

                  At Closing, the Bank Accounts set forth on Section 3.19 of the Company Disclosure Schedule will remain with the Company and the signatories to the Bank Accounts will be changed to the Persons designated by Purchaser.

         Section 6.15 Indemnification of Officers and Directors; Directors' and Officers' Insurance.

                  (a) Purchaser shall cause all rights to indemnification existing in favor of those Persons who are officers and directors of the Company and its Subsidiaries as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Closing Date, whether provided in the Company's or Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (as in effect as of the date of the Closing) to survive the Closing and be observed by Purchaser and its Affiliates to the fullest extent permitted by Law until not earlier than the seventh anniversary of the Closing Date.

                  (b) The provisions of this Section 6.15 are intended to be in addition to the rights otherwise available to the Indemnified Persons by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons, and their respective heirs and representatives.

         Section 6.16      Purchaser Board Approval.

                  The Shareholders acknowledge that Purchaser's board of directors must approve this Agreement, the Purchase and the other Transaction Documents. Purchaser shall use commercially reasonable efforts to obtain such approval as soon as practicable after the date of this Agreement and shall provide the Shareholders with prompt notice if such approval is obtained.

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                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         Section 7.1       Conditions to Each Party's Obligation.

                  The respective obligation of each party to effect the Purchase and the other transactions contemplated by this Agreement is subject to the satisfaction at or prior to Closing of the following condition:

                  (a) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Purchase or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Purchase or any of the other transactions contemplated by this Agreement.

                  (b) Option Cancellation and Redemption. Each other party to the cancellation agreements and redemption agreement in connection with the Option Cancellation and the Redemption shall have executed and delivered to the Company such agreement to which he or she is a party.

         Section 7.2       Conditions to Obligation of Purchaser.

                  The obligation of Purchaser to effect the Purchase and the other transactions contemplated by this Agreement is subject to the satisfaction or waiver by Purchaser, at or prior to Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Shareholders set forth in this Agreement shall be true and correct in all material respects, at and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date and it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications and similar qualifications contained in such representations and warranties shall be disregarded).

                  (b) Performance of Covenants and Agreements of the Shareholders. Shareholders shall have performed all covenants and agreements required to be performed by them under this Agreement in all respects at or prior to the Closing Date.

                  (c) Delivery of the Company Stock. The Shareholders shall have delivered a certificate or certificates representing the Company Stock being sold hereunder to Purchaser.

                  (d) Legal Proceedings. No action or proceeding by or before any Governmental Entity shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

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                  (e) Board Approval. Purchaser's board of directors shall have approved this Agreement, the Purchase and the other Transaction Documents.

         Section 7.3       Conditions to Obligation of the Shareholders.

                  The obligation of Shareholders to effect the Purchase and the other transactions contemplated by this Agreement is subject to the satisfaction or waiver by a Shareholder Majority, at or prior to Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects, at and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct on and as of such earlier date and it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" qualifications and other materiality qualifications and similar qualifications contained in such representations and warranties shall be disregarded).

                  (b) Performance of Covenants and Agreements of Purchaser. Purchaser shall have performed all covenants and agreements required to be performed by it under this Agreement in all respects at or prior to the Closing Date.

                  (c) Purchase Price. Purchaser shall have delivered the Cash Consideration by wire transfer of immediately available funds and shall deliver the Promissory Notes and the MSI Stock, all in accordance with Section 1.3 hereof.

                  (d) Legal Proceedings. No action or proceeding by or before any Governmental Entity shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.



                                  ARTICLE VIII
                        INDEMNIFICATION; CERTAIN REMEDIES

         Section 8.1       Survival.

                  The representations and warranties of the Shareholders regarding Taxes contained in Section 3.9 of this Agreement shall survive for seven years from the Closing Date, all other representations and warranties of the parties contained in this Agreement shall survive until the eighteen (18) month anniversary of the Closing Date and as such, and notwithstanding anything herein to the contrary, Purchaser or Shareholders, as applicable, must give notice to the other of any claim for indemnification with respect thereto under this Article VIII in writing setting forth the specific claim and the basis therefor in reasonable detail prior to the expiration the applicable expiration period. The covenants of the parties regarding Taxes as set forth in Section 6.6 and no circular recovery under Section 8.11 shall survive for seven years from the Closing Date, all other covenants unless otherwise expressly provided in this Agreement, shall survive until the eighteen (18) month anniversary of the last date on which each such covenant is to be performed, and as such, and notwithstanding anything herein to the contrary, Purchaser or Shareholders, as applicable, must give notice to the other of any claim for indemnification with respect thereto under this Article VIII in writing setting forth the nature of the claim and the basis therefor in reasonable detail prior to the expiration of the applicable claim period. Notwithstanding the foregoing, if a written claim or written notice is given under this Article VIII with respect to any representation, warranty or covenant prior to the expiration of the applicable survival period, the claim with respect to such representation, warranty or covenant shall continue indefinitely until such claim is finally resolved.

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         Section 8.2       Indemnification by Shareholders.

                  (a) Subject to Section 8.5 and the other provisions of this
Article VIII, Shareholders, jointly and severally, hereby agree to reimburse, defend, indemnify and hold Purchaser and Company and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against any and all losses, liabilities, obligations, damages and expenses (including without limitation reasonable attorneys' fees and court costs) (individually, a "Loss" and, collectively, "Losses") based upon or resulting from:

                           (i) any breach of or falsity of any of the representations or warranties made by Shareholders or the Company under
         Article III in this Agreement; or

                           (ii) any breach of or failure to perform any covenant or agreement made by Shareholders or the Company in this Agreement (except for Section 6.11).

                  (b) Subject to Section 8.5 and the other provisions of this
Article VIII, each Shareholder, severally and not jointly, hereby agrees to reimburse, defend, indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses based upon or resulting from:

                           (i) any breach of or falsity of any of the representations or warranties made by such Shareholder under Article IV in this Agreement; or

                           (ii) any breach of or failure to perform any covenant or agreement made by such Shareholder under Section 6.11.

                  (c) Purchaser acknowledges and agrees that Shareholders shall not have any liability under any provision of this Agreement for any Loss to the extent that such Loss relates to action taken by Purchaser or its Affiliates after the Closing Date. Purchaser shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

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         Section 8.3       Indemnification by Purchaser and the Company.

                  (a) Subject to Section 8.5 and the other provisions of this
Article VIII, Purchaser and the Company, jointly and severally, hereby agree to reimburse, defend, indemnify and hold Shareholders and their Affiliates, agents, attorneys, representatives, and successors (collectively, the "Shareholder Indemnified Parties") harmless from and against any and all Losses based upon or resulting from:

                           (i) any breach of or falsity of any of the representations or warranties made by Purchaser in this Agreement; or

                           (ii) any breach of or failure to perform any covenant or agreement made by Purchaser in this Agreement.

                  (b) Shareholders acknowledges and agrees that Purchaser shall not have any liability under Sections 8.3(a)(i) or 8.3(a)(ii) for any Loss to the extent that such Loss relates to actions taken by Shareholders or Company prior to the Closing Date. Shareholders shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

         Section 8.4       Indemnification Procedures.

                  (a) In the event that indemnification may be sought under this
Article VIII (an "Indemnification Claim") in connection with (i) any action, suit or proceeding that may be instituted or (ii) any claim that may be asserted by any Person not a party to this Agreement, the party seeking indemnification hereunder (the "Indemnified Party") shall promptly cause written notice of the assertion of such Indemnification Claim to be delivered to the party from whom indemnification hereunder is sought (the "Indemnifying Party") prior to the expiration of the applicable survival period set forth in Section 8.1; provided, however, that no delay on the part of the Indemnified Party in giving any such notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim and, if the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) (the "Dispute Period") notify the Indemnified Party of its intent to do so. If the Indemnifying Party within the Dispute Period elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the Indemnifying Party assumes the defense of any Indemnification Claim, the Indemnified Party may participate, at its own expense, in the defense of such Indemnification Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (x) so requested by the Indemnifying Party to participate or (y) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any single Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim arising out of a third party claim. Notwithstanding anything in this Section 8.4 to the contrary, neither the Indemnifying Party nor

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the Indemnified Party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and, subject to the applicable limitations of Section 8.5, pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such Indemnification Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnification Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept plus the Losses of the Indemnified Party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (ii) the aggregate Losses of the Indemnified Party with respect to such Indemnification Claim. If the Indemnifying Party makes any payment on any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Indemnification Claim.

                  (b) In the event that an Indemnified Party has any claim against an Indemnifying Party hereunder, but which such claim does not involve an action, suit, proceeding or claim by a third party not party to this Agreement, which such Indemnified Party determines to assert, then such Indemnified Party shall assert such Indemnification Claim by sending written notice to the Indemnifying Party describing in reasonable detail the nature of such claim and the Indemnified Party's estimate of the amount of Losses attributable to such claim.

                  (c) After any final and non-appealable decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction, or a settlement or arbitration shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement (any such event a "Final Determination") with respect to any Indemnification Claim hereunder, then the Indemnifying Party shall pay any amount so determined to such Indemnified Party.

         Section 8.5 Limitations on Indemnification for Breaches of Representations and Warranties.

                  (a) Notwithstanding the provisions of this Article VIII, (i) no Indemnifying Party shall have any indemnification obligations for Losses under this Article VIII unless and until the aggregate amount of all such Losses exceeds one hundred thousand dollars ($100,000) (the "Basket Amount"); provided, however, that from and after such time as the total amount of Losses under this
Article VIII exceeds the Basket Amount then the Indemnifying Party shall be liable only for the amount that exceeds the Basket Amount. Each of the Shareholders shall be liable for all Indemnification Claims made under Section 8.2(a) up to the Shareholder's Pro Rata Percentage of the Indemnification Claim. Notwithstanding the above, the Basket Amount shall not apply to: (i) Purchaser's payment of the Purchase Price under Section 1.3; (ii) the obligations of the parties regarding Working Capital and the adjustment of the Purchase Price under the provisions of Section 1.4(e); (iii) the Purchaser's obligation to make the Option Cash Out Contribution under Section 1.6; (iv) the Shareholders' obligation under Section 6.6(b) to pay Taxes as set forth therein; and (v) a claim for indemnification made under Section 8.2(b).

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                  (b) In no event shall the aggregate indemnification to be paid by the Indemnifying Party under this Article VIII, exceed the following amounts (the "Cap" ):

                           (i) there shall be no limit to the amount to be paid by an Indemnifying Party under the Article VIII regarding Indemnification Claims arising out of or relating to fraudulent acts or inactions or intentional misrepresentations of the Indemnifying Party;

                           (ii) breaches of or the falsity of the
         representations, warranties and covenants contained in Section 3.1 (Company Organization), Section 3.2 (Company Capitalization), Section
         3.3 (Company No Violation), Section 3.9 (Company Taxes), Section 4.1 (Shareholder Authority), Section 4.2 (Shareholder No Violation),
         Section 4.4 (Shareholder Stock Ownership), Section 5.1 (Purchaser Organization), Section 5.2 (Purchaser Authority), Section 5.3 (Purchaser No Violation), and Section 6.6 (Post-Closing Tax Matters) shall be limited in amount to the Purchase Price; and

                           (iii) all other breaches of or the falsity of representations, warranties and covenants in the Agreement shall be limited in amount to $3,000,000.

                  (c) Losses subject to indemnification or reimbursement under
Article VIII shall not include any incidental or consequential damages, including lost or anticipated profits, except to the extent such damages are payable by an Indemnified Party to a third party.

         Section 8.6       Calculation of Losses.

                  The amount of any Losses for which indemnification is provided under this Article VIII shall be net of any amounts actually recovered or recoverable by the Indemnified Party under insurance policies or otherwise with respect to such Losses but shall not be reduced by the net present value of any Tax benefits realized or expected to be realized by the Indemnified Party. The Indemnified Party shall use its commercially reasonable efforts to mitigate any Losses and recover under insurance policies or otherwise for any Losses.

         Section 8.7       Tax Treatment of Indemnity Payments.

                  The Shareholders and Purchaser agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

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         Section 8.8       Subrogation.

                  Upon making any payment for Losses of an Indemnified Party under this Article VIII, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party with respect to the Loss for which the payment relates. In addition to any other obligation under this Agreement, the Indemnified Party agrees to duly execute and deliver, upon request of the Indemnifying Party, all instruments reasonably necessary to evidence and perfect the subrogation and subordination rights granted pursuant to this Section 8.8.

         Section 8.9       Exclusive Remedy.

                  From and after Closing, except in the event of fraud, the sole and exclusive remedy for any breach, or alleged breach, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this Article VIII. Notwithstanding the foregoing, this Section 8.9 shall not operate to limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief).

         Section 8.10      Release.

                  Effective upon Closing, except with respect to a claim arising out of this Agreement (including without limitation Section 6.15 and Section 8.3 hereof), the other Transaction Documents or with respect to any rights of the Shareholder to indemnification or reimbursement from the Company under its Organizational Documents for acts or omissions of the Shareholder while acting in his or her capacity as an officer and/or director of the Company or its Subsidiaries prior to or as of the Closing Date, each Shareholder hereby irrevocably waives, releases and discharges the Company from any and all Liabilities of any kind or nature whatsoever arising out of the conduct of the Company's business prior to the Closing Date, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and such Shareholder shall not seek to recover any amounts in connection therewith or thereunder from the Company. Without limiting the generality of the foregoing, the Shareholders waives all rights under California Civil Code Section 1542 and under any other state or federal statute, or common law principle of similar effect relating to the matters released herein. Section 1542 provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  Such released Liabilities shall include, without limitation, any right to recover against the Company for any indemnification claims made against or paid by Shareholders pursuant to this Article VIII. Notwithstanding anything to the contrary in this Section 8.10, in no event shall anything in this Section 8.10 affect the ability of Shareholders to obtain indemnification from Purchaser or the Company or to dispute any indemnification claim made by a Purchaser Indemnified Party, in each case in accordance with the other provisions of this Article VIII.

         Section 8.11      No Circular Recovery.

                  After the Closing, no Shareholder shall make a claim for indemnification against a Purchaser or the Company or any of its Subsidiaries under this Agreement, the Organizational Documents of the Company or any of its Subsidiaries or any employment agreement between such Shareholder and the Company or Purchaser by reason of the fact that such Shareholder was a controlling person, director, officer, employee, agent or other representative of the Company or any of its Subsidiaries with respect to any claim brought by Purchaser against Shareholders pursuant to this Article VIII.

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                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1       Expenses.

                  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the Company may pay or book the Shareholders' legal and advisor fees in connection with this transaction prior to the calculation of the Final Working Capital Worksheet.

         Section 9.2       Notices.

                  All notices, requests, demands and other communications made under or by reasons of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, facsimile or next day courier to the affected party at the address set forth below. Such notices shall be deemed given (A) at the time personally delivered, if delivered by hand with receipt acknowledged; (B) at the time received, if sent by certified or registered mail; (C) upon issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error, if sent by facsimile; and (D) the first day after timely to the courier, if sent by next day courier specifying next day delivery:

                  (a) if to Purchaser or, following Closing, the Company:

                           Mace Security International, Inc.
                           Attention: General Counsel
                           1000 Crawford Place, 4th Floor
                           Mount Laurel, New Jersey, 08054
                           Telephone: 856-778-2300
                           Fax: 856-439-1723

                           with a copy (which shall not constitute notice) to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           Attention: Gerald Guarcini, Esq.
                           1735 Market Street, 51st Floor
                           Philadelphia, Pennsylvania, 19103-7599
                           Tel.:  (512) 320-9200
                           Fax:  (512) 320-9292

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                  (b) if to Shareholders or the Company prior to Closing:

                           Linkstar Interactive
                           Attn.:  Maurry Mendelovich
                           140 Lake Drive, Suite 102
                           Wexford, PA 15090
                           Tel.:  (408) 416-0784
                           Fax:  (412) 291-1696

                           with a copy (which shall not constitute notice) to:

                           Cohen & Grigsby, P.C.
                           Attn: Andrew Flowers, Esq.
                           11 Stanwix Street, 15th Floor
                           Pittsburgh, Pennsylvania 15222
                           Tel.:  (412) 297-4835
                           Fax:  (412) 209-1945

                  (c) if to Shareholders after the Closing:

                           Maurry Mendelovich
                           Colin McIntyre
                           Michael Katz
                           2501 Matterhorn Dr.
                           Wexford, PA 15090
                           Tel.:  (412-260-7056)
                           Fax:  (412-291-1696)

                           with a copy (which shall not constitute notice) to:

                           Cohen & Grigsby, P.C.
                           Attn: Andrew Flowers, Esq.
                           11 Stanwix Street, 15th Floor
                           Pittsburgh, Pennsylvania 15222
                           Tel.:  (412) 297-4835
                           Fax:  (412) 209-1945

         Section 9.3       Interpretation.

                  When a reference is made in this Agreement to "Sections," "Exhibits" or the "Company Disclosure Schedules," such reference shall be to a section of, an exhibit of, or the Company Disclosure Schedules to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and references herein to any gender includes each other gender. Shareholders may, at their option, include in the Company Disclosure Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Any fact disclosed in a particular item or schedule of the Company Disclosure Schedules shall be deemed to be a fact disclosed in each other item and schedule of the Company Disclosure Schedules to which the applicability of such disclosure is readily apparent on its face.

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         Section 9.4       Counterparts.

                  This Agreement may be executed in one or more counterparts, including facsimile counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.5       Entire Agreement; Construction.

                  This Agreement (including the disclosure schedules, annexes and exhibits hereto and the other instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 9.6       Amendment; Shareholder Majority.

                  This Agreement may not be amended except by an instrument in writing signed by Purchaser and a Shareholder Majority. Whenever any consent, waiver, agreement or other action of the Shareholders as a group is required or permitted under the this Agreement, such action will only be effective if it is taken with the consent of a Shareholder Majority; provided, however, that the written consent of a Shareholder will always be required to amend this Agreement in order to (a) subject such Shareholder to any additional obligations that are disproportionate to any additional obligations imposed on the Shareholder Majority; or (b) reduce the amount of the Purchase Price owed to such Shareholder; and further provided, that this Section may not be amended without the unanimous consent of the Shareholders.

         Section 9.7       Extension; Waiver.

                  The Purchaser or a Shareholder Majority hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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         Section 9.8       Governing Law.

                  This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts to be wholly performed within the State of Delaware.

         Section 9.9       Consent to Jurisdiction.

                  (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Castle County, Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 9.2.

         Section 9.10      Severability.

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 9.11      Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective, heirs, successors and assigns.

         Section 9.12      No Third Party Beneficiaries.

                  This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder, except to the extent expressly set forth in Section 6.15 and Article VIII. All references herein to the enforceability of agreements with third parties, the existence or non-existence of third party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks among the parties hereto and are not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any party hereto by any third party, or give rise to any claim or benefit to any third party.

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         Section 9.13      Additional Definitions.

                  In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

                           "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                           "Business Day" means any day of the year on which national banking institutions in Delaware are open to the public for conducting business and are not required or authorized to close.

                           "Code" means the Internal Revenue Code of 1986, as amended.

                           "Common Stock" means all the outstanding securities of the Company, which securities are listed on Annex A by owner.

                            "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

                           "Intellectual Property" means all intellectual property rights used by the Company and its Subsidiaries arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications, and patents issuing thereon, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights and (iv) all Software of the Company and its Subsidiaries.

                           "Knowledge" means, with respect to Shareholder or the Company, the actual knowledge of the following individuals: Maurry Mendelovich, Colin McIntyre Michael Katz, and Emily Pender.

                           "Law" means any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

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                           "Liability" means any debt, liability or obligation
         (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

                           "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), or conditional sale agreement, or any other claim or charge, similar in purpose or effect to any of the foregoing.

                           "Material Adverse Effect" means a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of the Company and its Subsidiaries (taken as a whole), or (ii) the ability of Shareholders to consummate the transactions contemplated by this Agreement, other than an effect resulting from an Excluded Matter.

                           "Excluded Matter" means any one or more of the following: (i) the effect of any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company or its Subsidiaries, (ii) any matter of which is disclosed in the Company Disclosure Schedules, (iii) any event, occurrence, circumstance or change resulting from the public announcement of this Agreement, or compliance with terms of this Agreement, or (iv) any adverse circumstance, change or effect resulting directly from conditions affecting the industries in which the Company or its Subsidiaries participate or the U.S. economy as a whole.

                           "Material Contract" means any Company Contract under which the Company receives or is projected to receive $50,000 or more in revenue during a 12 month period or is obligated to render $50,000 or more in services over a 12 month period, or is obligated to pay $50,000 or more in money.

                           "Minimum Working Capital" means Five Hundred Thousand Dollars ($500,000) of Working Capital as of the Closing Date.

                           "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Company and its Subsidiaries.

                           "Permitted Liens" means statutory Liens for Taxes not yet due but which have been adequately reserved for on the Company's financial statements; (ii) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the Ordinary Course of Business for sums not yet due but which are reflected as account payables on the Company's financial statements; (iii) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security; and (iv) any Liens on property securing all or part of the purchase price thereof which are identified in the Company Disclosure Schedules and reflected as liabilities on the Company's financial statements.

                           "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

                                                                  Execution Copy

                           "Redemption" means the Company's redemption of [290,069] shares of the Company's common stock from Emily Pender prior to Closing.

                           "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                            "Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

                           "Tax" means any tax (including any income tax, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, capital gains tax, value-added tax, sales tax, property tax, withholding tax, social security (or similar) or unemployment, disability, levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax)), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee whether disputed or not and including any obligations to indemnify or succeed to the Tax liability of any other Person.

                           "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                           "Transaction Documents" mean this Agreement, the Employment Agreement Agreements with each of Maurry Mendelovich, Colin McIntyre and Michael Katz, the Registration Rights Agreement, and the Promissory Notes.

                           "Working Capital" means (1) all cash, cash equivalents, inventory, accounts receivable, prepaid expenses and other current assets of the Company, less (2) all accounts payable and other current liabilities, of the Company as determined on a consolidated basis using GAAP consistently applied.

                  (a) For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

                                                                                            Execution Copy


Affiliate                         Section 9.13    Cap                                        Section 8.5(b)
Agreement                             Preamble    Cash Consideration                         Section 1.3(a)
Balance Sheet                      Section 3.5    Closing                                       Section 2.1
Balance Sheet Date                 Section 3.5    Closing Date                                  Section 2.1
Bank Accounts                     Section 6.13    Code                                         Section 9.13
Bank Accounts                     Section 3.18    Common Stock                                 Section 9.13
Basket Amount                   Section 8.5(a)    Company                                          Preamble
Business Day                      Section 9.13    Company Contract                          Section 3.12(a)

                                                                                                      -42-

                                                                                            Execution Copy

Company Disclosure                 Article III    Option Cancellation                           Section 1.6
 Schedules
Company ERISA Plan             Section 3.10(a)    Option Cash Out Contribution                  Section 1.6
Company Plans                  Section 3.10(a)    Option Plan                                   Section 1.6
Delinquent Filing               Section 5.7(a)    Order                                         Section 3.3
Dispute Period                  Section 8.4(a)    Ordinary Course of Business                  Section 9.13
Employment Agreements              Section 6.7    Organizational Documents                   Section 3.1(a)
ERISA                          Section 3.10(a)    Permits                                       Section 3.3
ERISA Affiliate                Section 3.10(a)    Permitted Liens                              Section 9.13
Estimated Working Capital       Section 1.4(c)    Person                                       Section 9.13
Estimated Working Capital                         Personal Property Leases                  Section 3.13(c)
 Certificate Section              2.2(a)(viii)
Exchange Act                    Section 5.7(a)    Pre-Closing Period                            Section 6.9
Excluded Assets                    Section 1.5    Pre-Closing Tax Proceeding                 Section 6.6(c)
Excluded Matter                   Section 9.13    Promissory Note                            Section 1.3(b)
Final Determination             Section 8.4(c)    Purchase Price                                Section 1.2
Final Working Capital           Section 1.4(c)    Purchaser                                        Preamble
Final Working Capital                             Purchaser Financial Statements             Section 5.7(b)
 Worksheet                      Section 1.4(c)
Financial Statements               Section 3.5    Purchaser Indemnified Parties              Section 8.2(a)
GAAP                              Section 9.13    Purchaser SEC Reports                      Section 5.7(a)
Governmental Entity                Section 3.3    Real Property Leases                      Section 3.13(b)
Indemnification Claim           Section 8.4(a)    Redemption                                   Section 9.13
Indemnified Party               Section 8.4(a)    Registration Rights Agreement Section 6.8, Section 1.3(c)
Indemnified Persons            Section 6.15(a)    Related Parties                              Section 3.17
Indemnifying Party              Section 8.4(a)    Representatives                              Section 6.12
Intellectual Property             Section 9.13    SEC                                        Section 5.7(a)
Knowledge                         Section 9.13    Securities Act                                Section 5.5
Law                               Section 9.13    Seller                                           Preamble
Legal Proceeding                   Section 3.8    Shareholder Indemnified
                                                   Parties                                   Section 8.3(a)
Liability                         Section 9.13    Shareholder Majority                       Section 2.3(a)
Lien                              Section 9.13    Shareholders Representatives                 Section 6.13
LLC Purchase                       Section 1.1    Software                                     Section 9.13
Loss                            Section 8.2(a)    Subsidiary                                   Section 9.13
Losses                          Section 8.2(a)    Subsidiary Organizational
                                                   Documents                                 Section 3.1(b)
Material Adverse Effect           Section 9.13    Tax                                          Section 9.13
Material Contract                 Section 9.13    Tax Return                                   Section 9.13
Material Suppliers                Section 3.21    Termination Date                           Section 2.3(a)
Minimum Working Capital                           Transaction Documents                        Section 9.13
 Amount                           Section 9.13
Multiemployer Plan             Section 3.10(b)    Withdrawal Liability                      Section 3.10(b)
Multiple Employer Plan         Section 3.10(b)    Working Capital                              Section 9.13
Non-Disclosure and
 Confidentiality Agreement         Section 6.2
Objections                      Section 1.4(d)

                                                                                                                            -43-


                                                                  Execution Copy


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                PURCHASER:

                                MACE SECURITY INTERNATIONAL, INC.

                                By:  /s/ Robert M. Kramer
                                     ------------------------------------------
                                     Robert M. Kramer, Executive Vice President


                                COMPANY:

                                LINKSTAR INTERACTIVE, INC.


                                By:  /s/ Maurry Mendelovich
                                     ------------------------------------------
                                      Maurry Mendelovich, CEO


                                SHAREHOLDERS:

                                /s/ Maurry Mendelovich
                                ---------------------------------
                                Maurry Mendelovich

                                /s/ Colin McIntyre
                                ---------------------------------
                                Colin McIntyre

                                /s/ Michael Katz
                                ---------------------------------
                                Michael Katz

                                /s/ Shawn Mendelovich
                                ---------------------------------
                                Shawn Mendelovich

                                /s/ Christine McIntyre
                                ---------------------------------
                                Christine McIntyre

                                /s/ Emily Pender
                                ---------------------------------
                                Emily Pender


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                     ANNEX A
                                     -------

                      COMPANY STOCK AND PRO RATA OWNERSHIP


NAME OF SHAREHOLDER               NUMBER OF SHARES          PRO RATA PERCENTAGE
-------------------               ----------------          -------------------

Maurry Mendelovich                   7,720,000                     45.11%
Colin McIntyre                       4,499,837                     26.29%
Michael Katz                         2,416,816                     14.12%
Shawn Mendelovich                    1,607,247                      9.39%
Emily Pender                           483,450                      2.82%
Christine McIntyre                     386,759                      2.26%
--------------------------------------------------------------------------------
Total                               17,114,109                    100.00%


                                      A-1